Exhibit 32.1

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Allen Ronald DeSerranno, the CEO and CFO of Mobiform Software, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Mobiform Software, Inc. on Form 10-KSB for the year ended October 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Mobiform Software, Inc.

Date: January 29, 2009

By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
Chief Executive Officer/Chief Financial Officer